GROSVENOR REGISTERED MULTI-STRATEGY FUND (W), LLC
GROSVENOR REGISTERED MULTI-STRATEGY FUND (TI 1), LLC

POWER OF ATTORNEY

I do hereby constitute and appoint Scott J. Lederman, Girish S. Kashyap, Kathleen P. Sullivan and Michael M. Sullivan or any one of them, my true and lawful attorneys to execute a registration statement, and any amendments thereto, to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”) and/or the Investment Company Act of 1940, as amended (the “1940 Act”), and to do any and all acts and things and to execute any and all instruments for me and in my name in the capacities indicated below, which said attorneys, or any of them, may deem necessary or advisable to enable Grosvenor Registered Multi-Strategy Fund (TI 1), LLC (the “Fund”), to comply with the 1933 Act and the 1940 Act, and any rules, regulations and requirements of the SEC, in connection with such registration statement, including specifically, but without limitation, power and authority to sign for me in the capacity indicated below, the Fund’s registration statement on Form N-14 relating to the fund combination listed below and any amendments (including post-effective amendments) thereto; and I do hereby ratify and confirm all that the said attorneys, or any of them, shall do or cause to be done by virtue of this power of attorney.
Fund Combination
Grosvenor Registered Multi-Strategy Fund (W), LLC, into
Grosvenor Registered Multi-Strategy Fund (TI 1), LLC
(THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

IN WITNESS HEREOF, I have hereunder set my hand on this instrument as of the 19th day of
September, 2019.
Name	Signature	Title

Henry S. Bienen	/s/ Henry S. Bienen	Director

Alan Brott	/s/ Alan Brott	Director

Brian P. Gallagher	/s/ Brian P. Gallagher	Director

Victor J. Raskin	/s/ Victor J. Raskin	Director

Thomas G. Yellin	/s/ Thomas G. Yellin	Director
Scott J. Lederman	/s/ Scott J. Lederman	Director, Chief Executive Officer and President (Principal Executive Officer)
Kathleen P. Sullivan	/s/ Kathleen P. Sullivan	Chief Financial Officer and Treasurer (Principal Financial Officer)